Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement on Form S-4 of NewBridge Bancorp of our report dated April 1, 2014, relating to our audits of the financial statements of Premier Commercial Bank as of December 31, 2013 and 2012 and for the years then ended.

We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.

/s/ Elliott Davis, PLLC

Charlotte, North Carolina
December 12, 2014